UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 3, 2022 (June 1, 2022)

BLACKROCK CAPITAL INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

40 East 52nd Street
New York, NY 10022
(Address of principal executive offices)

(212) 810-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BKCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 – Other Events.

On June 1, 2022, BlackRock Capital Investment Corporation (the “Company”) reconvened its special meeting of stockholders (the “Special Meeting”) to vote on a proposal to authorize the Company, with the approval of the Company’s board of directors, to sell or otherwise issue shares of its common stock (during the next 12 months) at a price below the Company’s then current net asset value per share in one or more offerings, subject to certain limitations set forth in the proxy statement for the Special Meeting (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale).

The Special Meeting was originally scheduled for May 3, 2022 but was adjourned until June 1, 2022 in order to allow stockholders more time to vote on the proposal as sufficient votes had not been received to reach quorum to hold the meeting. Because the Company did not obtain the necessary votes to satisfy a quorum at the reconvened Special Meeting held on June 1, 2022, the Company closed the reconvened Special Meeting without conducting any business and, as a result, the proposal did not pass.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK CAPITAL INVESTMENT CORPORATION

Date: June 3, 2022	By:	/s/ Chip Holladay
Name: Chip Holladay
Title: Interim Chief Financial Officer and Treasurer